SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Terayon Communication Systems, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TERAYON COMMUNICATION SYSTEMS, INC.
2952 Bunker Hill Lane
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2001

TO THE STOCKHOLDERS OF TERAYON COMMUNICATION SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TERAYON COMMUNICATION SYSTEMS, INC., a Delaware corporation (the “Company”), will be held on Wednesday, June 20, 2001 at 8:30 a.m. local time (the “Annual Meeting”) at the Santa Clara Westin Hotel, 5101 Great America Parkway, Santa Clara, California for the following purposes:

1.	To elect two directors to the Board of Directors (the “Board”) to hold office until the 2004 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board has fixed the close of business on May 11, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors Dr. Zaki Rakib Secretary

Santa Clara, California
May 21, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TERAYON COMMUNICATION SYSTEMS, INC.
2952 Bunker Hill Lane
Santa Clara, CA 95054

PROXY STATEMENTFOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 20, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Terayon Communication Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 20, 2001, at 8:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Santa Clara Westin Hotel, 5101 Great America Parkway, Santa Clara, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 21, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of the solicitation of the proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company’s Common Stock at the close of business on May 11, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 11, 2001, the Company had outstanding and entitled to vote 67,751,538 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Stockholders may grant a proxy to vote their shares by means of the telephone or the internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

     The telephone and internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

   Internet and Telephone Voting Instructions

     If you are the stockholder of record or if your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services (“ADP”) program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the internet. You will be required to provide the control number contained on your proxy card, the instruction form received from your broker or bank or the email notification sent by ADP. You will then be asked to complete an electronic proxy ballot. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling the telephone number indicated on your proxy card or on the instruction form received from your broker or bank and following the recorded instructions.

   General Information for All Shares Voted Via the Internet or By Telephone

     Votes submitted via the internet or by telephone must be received by 12:00 midnight, Pacific Daylight Time, on June 19, 2001. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

     Regardless of the method used to grant the proxy, any person granting a proxy pursuant to this solicitation has the power to revoke it by giving either written, electronic or telephonic notification prior to 12:00 midnight, Pacific Daylight Time, on June 19, 2001, or by attending the Annual Meeting and voting in person. There is no limit to the number of times which you may change or revoke your proxy regardless of the means by which it was granted. The duly executed proxy or notice of revocation showing the latest date received prior to 12:00 midnight, Pacific Daylight Time, on June 19, 2001 will govern unless you revoke it by attending the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. To revoke a proxy by electronic or telephonic notification, please follow the internet and telephone voting instructions above. To revoke a proxy by written notification, please mail the Secretary of the Company at the Company’s principal executive office, which is located at 2952 Bunker Hill Lane, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 24, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by the close of business on a date no earlier than March 25, 2002 and no later than April 24, 2002. Management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

     The Board is presently composed of seven directors. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the sole incorporator of the Company as a part of the Company’s reincorporation in the State of Delaware in June 1998. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Dr. Zaki Rakib co-founded the Company in 1993 and has served as Chief Executive Officer since January 1993 and as a director since February 1995. From January 1993 to July 1998, Dr. Rakib also served as Chief Financial Officer of the Company. Prior to co-founding the Company, Dr. Rakib served as Director of Engineering for Cadence Design Systems, an electronic design automation software company, from 1990 to 1994. Prior to joining Cadence, Dr. Rakib was Vice President of Engineering at Helios Software, which was acquired by Cadence in 1990. Dr. Rakib serves on the board of a privately held company. Dr. Rakib holds B.S., M.S. and Ph.D. degrees in engineering from Ben-Gurion University in Israel. Dr. Rakib is the brother of Shlomo Rakib, the Company’s President, Chief Technical Officer and Chairman of the Board.

     Christopher J. Schaepe has served as a director of the Company since March 1995. Mr. Schaepe is a General Partner of Lightspeed Venture Partners, a technology-focused venture capital firm specializing in early stage communications and internet software infrastructure investments. From October 1991 until October 2000, he served as a General Partner of Weiss, Peck & Greer Venture Partners. In October 2000, Weiss, Peck & Greer Venture Partners became Lightspeed Venture Partners, an entity independent of Weiss, Peck & Greer, L.L.C. Mr. Schaepe continues to serve as a Managing Director of Weiss, Peck & Greer, L.L.C., a technology-focused venture capital firm. From July 1986 to July 1989, Mr. Schaepe served in corporate finance and capital markets roles at Goldman, Sachs & Company after his employment as a software engineer at IBM Corporation. He is a director of several privately held companies. Mr. Schaepe holds B.S. and M.S. degrees in computer science from the Massachusetts Institute of Technology and an M.B.A. degree from Stanford Business School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Alek Krstajic has served as a director of the Company since July 1999. Since January 2000, Mr. Krstajic has been the Senior Vice President of Interactive Services, Sales and Product Development for Rogers Communications, Inc. (“Rogers”). From October 1994 to December 1999, he held a variety of senior management positions at Rogers. Mr. Krstajic is a director of several privately held companies. Mr. Krstajic holds a B.A. degree in economics from the University of Toronto in Canada and attended the executive educational program at Wharton School of Business at the University of Pennsylvania.

     Lewis Solomon has served as a director of the Company since March 1995. Mr. Solomon has been a principal of G&L Investments, a consulting firm, since 1989 and since October 1999, he has also served as the Chief Executive Officer of Broadband Services, Inc, a logistical and technical service company for the cable TV, DBS and telecommunications industries. From April 1986 to January 1997, he served as chairman of the board of Cybernetic Services, Inc., an LED systems manufacturer, which commenced a Chapter 7 bankruptcy proceeding in April 1997. From 1983 to 1988, he served as Executive Vice President of Alan Patricof Associates, a venture capital firm focused on high technology, biotechnology and communications industries. Prior to that Mr. Solomon served in various capacities with General Instrument Corp., most recently as Senior Vice President. Mr. Solomon serves on the boards of Anadigics, Inc., a manufacturer of integrated circuits, Anacomp, Inc., a manufacturer of data storage systems, and Artesyn Technologies, Inc., a power supply and power converter supply company. Mr. Solomon also serves on the boards of several privately held companies. Mr. Solomon holds a B.S. degree in Physics from St. Joseph’s College and an M.S. in Industrial Engineering from Temple University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Michael D’Avella has served as a director of the Company since April 1998. Since October 1995,
Mr. D’Avella has been the Senior Vice President, Planning for Shaw Communications Inc. (“Shaw”), a diversified communications company and a leading cable operator in Canada. From September 1991 to October 1995, Mr. D’Avella held a variety of senior management positions at Shaw. Prior to that, he held positions with the Canadian Cable Television Association and Telesat Canada. He is a director of GT Group Telecom Inc., a broadband services company, and several privately held companies. Mr. D’Avella holds a B.A. degree in economics and planning from the University of Toronto in Canada.

     Shlomo Rakib co-founded the Company in 1993 and has served as Chairman of the Board and President since January 1993 and as Chief Technical Officer since February 1995. Prior to co-founding the Company,
Mr. Rakib served as Chief Engineer at PhaseCom, Inc., a communications products company, from 1981 to 1993, where he pioneered the development of data and telephony applications over cable. Mr. Rakib is the inventor of several patented technologies in the area of data and telephony applications over cable. Mr. Rakib holds a B.S.E.E. degree from Technion University in Israel. Mr. Rakib is the brother of Dr. Zaki Rakib, the Chief Executive Officer, Secretary and a director of the Company.

     Mark A. Stevens has served as a director of the Company since March 1995. Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment fund, since March 1993. Mr. Stevens currently serves on the board of directors of NVidia Corporation, MP3.com, Inc., Pixelworks, Inc. and several privately held companies. Prior to joining Sequoia Capital in 1989, he held technical sales and marketing positions at Intel Corporation. Mr. Stevens holds a B.S.E.E. degree, a B.A. degree in economics and an M.S. degree in computer engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000 the Board held twenty-four meetings and acted by unanimous written consent six times. The Board has an Audit Committee and a Compensation Committee. The Board did not have a Nominating Committee during the fiscal year ended December 31, 2000.

     The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors of the Company who are not employees of or consultants to the Company or of any affiliate of the Company (the “Non-Employee Directors”): Messrs. Schaepe, Solomon and Stevens. It met three times during the fiscal year ended December 31, 2000. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee adopted a written Amended and Restated Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of the Company’s Chief Executive Officer, Dr. Rakib, and Non-Employee Directors Messrs. Schaepe and Stevens. Dr. Rakib does not participate in decisions relating to his compensation. The Compensation Committee met once during the fiscal year ended December 31, 2000.

     The Non-Officer Option Committee, established in January 1999, awards stock options to eligible persons who are not officers of the Company subject to Section 16 of the Securities and Exchange Act of 1934, as amended. In July 2000, the Board set new guidelines for the Non-Officer Option Committee which permitted the Non-Officer Option Committee to award stock options to all eligible persons, including officers, other than Dr. Rakib and Mr. Rakib. The number of shares the Non-Officer Option Committee may grant must follow the guidelines set by the Compensation Committee or the Board, and may not exceed the maximum for a given position without the approval of the Compensation Committee or the Board. The Non-Officer Option Committee is to meet or to act by written consent as such Committee deems appropriate. During the fiscal year ended December 31, 2001, the Non-Officer Option Committee acted after the hiring of each new employee or consultant to grant option to such employee or consultant. The sole member of the Non-Officer Option Committee is the Company’s Chief Executive Officer and Secretary, Dr. Rakib.

     During the fiscal year ended December 31, 2000, all directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served, during the period for which they were a director or committee member, respectively.

THE TERAYON COMMUNICATION SYSTEMS, INC. AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

     The audit committee has reviewed and discussed the Company’s audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The audit committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP its independence from the Company.

CONCLUSION

     Based on the review and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE MEMBERS - FISCAL 2000: Christopher Schaepe Mark Stevens Lewis Solomon

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1993. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $508,784.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young LLP did not render any professional services to the Company during the fiscal year ended December 31, 2000 with respect to financial information systems design and implementation.

     ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $974,633. All other fees includes $529,930 of audit related fees. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audits and SEC registration statements.

     The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and their ages as of April 13, 2001 are as follows:

Name	Age	Position

Dr. Zaki Rakib (2)	42	Chief Executive Officer, Secretary and Director
Shlomo Rakib	44	Chairman of the Board, President, Chief Technical Officer
Michael D’Avella	42	Director
Alek Krstajic	37	Director
Christopher J. Schaepe (1) (2)	37	Director
Lewis Solomon (1)	67	Director
Mark A. Stevens (1)	41	Director
Ray M. Fritz	55	Chief Financial Officer

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

     The biographical information for the directors and certain executive officers is listed above, in Proposal One. Set forth below is the biographical information for the Executive Officer whose biographical information is not listed above.

     Ray M. Fritz has served as the Company’s Chief Financial Officer since July 1998. From December 1997 to July 1998, Mr. Fritz was Vice President of Finance and Operations and Chief Financial Officer of GigaLabs Inc., a provider of high performance input/output switching solutions. From August 1994 until August 1997, Mr. Fritz was with Clarify, Inc., a provider of front office automation systems, as its Vice President, Finance and Operations and Chief Financial Officer. From May 1990 to August 1994, he served as Director, Finance of Synopsys, Inc., an electronic design automation company, and from April 1986 to May 1990, Mr. Fritz served as Vice President and Controller of LSI Logic Corporation, a semiconductor company. Prior to that, he held a variety of finance positions with Xerox Corporation, The Singer Company and Shell Oil Company. Mr. Fritz serves on the board of a privately held company. Mr. Fritz holds a B.S. degree in finance/business administration from Benedictine College, an M.B.A. degree from Atlanta University and an M.S. degree in tax from Golden Gate University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 13, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Shaw Communications, Inc. (2)	6,036,159	8.92
630 Third Ave., S.W., Suite 900
Calgary, Alberta T2P 4L4
Shlomo Rakib (3)	3,383,332	4.97
Dr. Zaki Rakib (4)	3,383,332	4.97
Michael D’Avella (5)	50,058	*
Alek Krstajic (6)	64,675	*
Christopher J. Schaepe (7)	43,603	*
Mark A. Stevens (8)	153,265	*
Lewis Solomon (9)	130,615	*
Ray M. Fritz (10)	138,596	*
Dennis Picker (11)	65,664	*
All current executive officers and directors as a
(8 persons) (12)	7,347,476	10.65

* Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all of the stockholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them. Applicable percentages are based on 67,604,392 shares outstanding on April 13, 2001. In computing the number of shares indicated as beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	Shares beneficially owned include 36,159 shares of Common Stock issuable pursuant to a warrant exercisable on or prior to June 12, 2001.

(3)	Shares beneficially owned include 240,000 shares of Common Stock held by the Zaki Rakib Children’s Trust of which Mr. and Mrs. Rakib are trustees and 233,332 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

(4)	Shares beneficially owned include 240,000 shares of Common Stock held by the Selim Rakib Children’s Trust of which Dr. and Mrs. Rakib are trustees and 233,332 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

(5)	Shares beneficially owned include 42,558 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001 and do not include the 6,036,159 shares of Common Stock held by Shaw. Mr. D’Avella is the Senior Vice President of Shaw and may be deemed to have to have voting and investment power over the shares of Common Stock held by Shaw. Mr. D’Avella disclaims beneficial ownership as to all shares of Common Stock held by Shaw.

9

(6)	Shares beneficially owned include 64,675 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001 and do not include the 3,237,618 shares of Common Stock held by entities associated with Rogers. Mr. Krstajic is the Senior Vice President Interactive Services, Sales and Product Development of Rogers and may be deemed to have to have voting and investment power over the shares of Common Stock held by Rogers. Mr. Krstajic disclaims beneficial ownership as to all shares of Common Stock held by of Rogers.

(7)	Shares beneficially owned include 24,605 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001 and do not include the 124,758 shares of Common Stock held by entities associated with Weiss, Peck & Greer, L.L.C. Mr. Schaepe is a Managing Director of Weiss, Peck & Greer, L.L.C. and may be deemed to have to have voting and investment power over the shares of Common Stock held by entities associated with Weiss, Peck & Greer, L.L.C. Mr. Schaepe disclaims beneficial ownership as to all shares of Common Stock held by held by entities associated with Weiss, Peck & Greer, L.L.C., except to the extent of his proportionate interest therein.

(8)	Shares beneficially owned include 92,650 shares of Common Stock held by the Mark Stevens 3rd Millenium Trust of which Mr. Stevens is a trustee and 20,615 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

(9)	Shares beneficially owned include 70,615 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

(10)	Shares beneficially owned include 137,084 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

(11)	Mr. Picker’s employment with the Company terminated on January 30, 2001. Shares beneficially owned include 54,999 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001, however, Mr. Picker’s options terminated on April 30, 2001, which is three months from the date of his termination.

(12)	Shares beneficially owned by the Company’s current directors and officers as a group include 572,650 shares of Common Stock held by various trusts and 826,816 shares of Common Stock underlying stock options that are exercisable on or prior to June 12, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Mr. D’Avella failed to file timely one report on Form 4 with respect to one transaction, Mr. Krstajic failed to file timely one report on Form 3 with respect to one transaction and Mr. Stevens failed to file timely one report on Form 4 with respect to one transaction. Messrs. D’Avella, Krstajic and Stevens, respectively, filed such reports immediately after being notified of failure to file timely.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Mr. Solomon receives $2,000 per month for his service as a member of the Board and Mr. D’Avella receives $3,000 per month for his services as a member of the Board. No other director of the Company receives cash for services provided as a director. In the fiscal year ended December 31, 2000, the total compensation paid to Non-Employee Directors was $60,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and Committee meetings in accordance with Company policy.

     Each Non-Employee Director of the Company also receives stock option grants under the 1998 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Only Non-Employee Directors, which are currently Messrs. D’Avella, Krstajic, Schaepe, Solomon and Stevens, are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code (the “Code”). The Directors’ Plan is administered by the Board, unless the Board delegates administration to a committee comprised of Board members.

     The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Directors’ Plan is 400,000 shares. Options grants under the Directors’ Plan are non-discretionary. Pursuant to the Directors’ Plan, Non-Employee Directors automatically receive (i) an option to purchase 60,000 shares of Common Stock of the Company on the date of his or her initial election or appointment to be a Non-Employee Director and (ii) an option to purchase 25,000 shares of Common Stock of the Company on the date following each Annual Meeting of Stockholders, which amount shall be prorated for the 12 month period prior to the Annual Meeting of the Stockholders if the Non-Employee Director has not continuously served as an Non-Employee Director during such period. In addition, each Non-Employee Director who is then serving as a member of a committee automatically receives an option to purchase 6,000 shares of Common Stock of the Company for each such committee on the date following each Annual Meeting of Stockholders of the Company, which amount shall be prorated for the 12 month period prior to the Annual Meeting of Stockholders if the Non-Employee Director has not continuously served as an committee member during such 12 month period. No other options may be granted at any time under the Directors’ Plan.

     The exercise price of the options granted under the Directors’ Plan will be equal to the fair market value of the Common Stock on the date of grant. Options granted under the Directors’ Plan vest and become exercisable as to 33% of the shares on the first anniversary of the date of grant and 1/36th of the shares monthly thereafter. An optionee whose service relationship with the Company or any affiliate (whether as a Non-Employee Director of the Company or subsequently as an employee, director, or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (3 months generally, 12 months in the event of disability and 18 months in the event of death). Options granted under the Directors’ Plan generally are non-transferable, however, an optionee may designate a beneficiary who may exercise the option following the optionee’s death. In the event of certain changes in control of the Company, all outstanding awards under the Directors’ Plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for such awards, the vesting and time during which such options may be exercised shall be accelerated prior to such event and the options will terminate if not exercised after such acceleration and at or prior to such event. The term of options granted under the Directors’ Plan is 10 years. Unless terminated sooner by the Board, the Directors’ Plan will terminate in June 2008.

     During the last fiscal year, the Company granted options covering 146,915 shares to Non-Employee Directors of the Company at an exercise price per share of $66.3750. The exercise price was the respective fair market value of such Common Stock on the date of grant (based on the closing sale price reported on the Nasdaq National Market for the date of grant). As of April 13, 2001, 8,250 options had been exercised under the Directors’ Plan.

     In addition, any Non-Employee Director who serves as a member of the Company’s Advisory Board is eligible to receive options grants under the 1997 Equity Incentive Plan (the “1997 Plan”). In the fiscal year ended December 31, 2000, Messrs. D’Avella and Krstajic were eligible to receive options as Advisory Board members under the 1997 Plan. Option granted under the 1997 Plan to Advisory Board members are not intended to qualify as incentive stock options under the Code. The options issued to Advisory Board members are administered by the Board, unless the Board delegates administration to a committee comprised of Board members. During the fiscal year ended December 31, 2000, options to purchase 40,000 shares were granted under the 1997 Plan to Non-Employee Directors who served as Advisory Board members at an exercise price per share of $31.4063. The exercise price was the respective fair market value of the Company’s Common Stock on the date of grant (based on the closing sale price reported on the Nasdaq National Market on the date of grant).

     Directors who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other three most highly compensated executive officers as of December 31, 2000 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricteds Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Dr. Zaki Rakib	2000	450,000	105,000	0	0	800,000	0	0
Chief Executive	1999	232,500	66,000	0	0	0	0	0
Officer	1998	172,500	0	0	0	0	0	0

Shlomo Rakib	2000	450,000	105,000	0	0	800,000	0	0
President and	1999	232,500	45,000	0	0	0	0	0
Chief Technical Officer	1998	172,500	0	0	0	0	0	0

Dennis Picker (1)	2000	300,000	79,800	0	0	200,000	0	0
Chief Operating	1999	181,250	40,000	0	0	20,000	0	0
Officer	1998	153,000	0	0	0	80,000	0	0

Ray Fritz	2000	200,000	75,600	0	0	20,000	0	0
Chief Financial	1999	175,416	43,333	0	0	40,000	0	0
Officer	1998	74,079	0	0	0	360,000	0	0

(1)	Mr. Picker’s employment with the Company terminated on January 30, 2001.

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STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1995 Stock Option Plan (the “95 Plan”) and its 1997 Plan. Options are also granted out of the 1999 Non-Officer Stock Option Plan (the “1999 Plan”) to non-officer and non-director employees and consultants of the Company and to Company officers as an inducement essential to the officer entering into an employment contract with the Company. As of December 31, 2000, options to purchase a total of 497,924 shares, 8,329,921 shares and 11,824,469 shares were outstanding under the 1995 Plan, the 1997 Plan and the 1999 Plan, respectively, and options to purchase 348,776 shares, 2,268,496 shares and 6,509,877 shares remained available for grant under the 1995 Plan, the 1997 Plan and the 1999 Plan, respectively.

     The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (%) (3)	Exercise Or Base Price ($/Sh) (4)	Expiration Date	Potential Realizable value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
					5% ($)	10% ($)
Dr. Zaki Rakib	800,000(1)	5.42	81.38	4/11/10	40,941,040	103,752,634
Shlomo Rakib	800,000(1)	5.42	81.38	4/11/10	40,941,040	103,752,634
Dennis J. Picker	200,000(2)	1.36	31.41	4/30/01(6)	3,950,251	10,010,711
Ray M. Fritz	40,000(2)	0.13	31.41	1/1/10	395,025	1,001,071

(1)	Options vest at a rate of 25% on the first anniversary of the vesting commencement date and 1/48th each month thereafter. The term of each option granted is generally the earlier of (i) 10 years or (ii) 90 days after termination of the optionee’s services to the Company.

(2)	Options vest at a rate of 20% on the first anniversary of the vesting commencement date and 1/60th each month thereafter. The term of each option granted is generally the earlier of (i) 10 years or (ii) 90 days after termination of the optionee’s services to the Company.

(3)	Based on an aggregate of 14,767,998 options granted to employees, consultants and directors of the Company, including the Named Executive Officers, during the fiscal year ended December 31, 2000.

(4)	The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

(5)	The potential realizable value is calculated based on the terms of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Company’s Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option is exercised and sold on the last day of its term for the appreciated stock price.

(6)	Mr. Picker’s options initially had an expiration date of January 1, 2010, however, Mr. Picker’s options expired on April 30, 2001 because employee options expire three months after termination of employment. Mr. Picker’s employment with the Company terminated on January 30, 2001.

13

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEARAND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) (3)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable (2)/ Unexercisable	Exercisable (2)/ Unexercisable
Dr. Zaki Rakib	0	0	133,332/666,668	0/0
Shlomo Rakib	0	0	133,332/666,668	0/0
Dennis Picker	29,833	1,340,183	148,668/157,501	248,174/0
Ray Fritz	93,998	11,776,709	283,174/22,084	0/0

(1)	Value realized is based on the fair market value of the Company’s Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested as of December 31, 2000. Certain options granted to Messrs. Picker and Fritz under the 1995 Plan are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares upon termination of employment.

(3)	Value is based upon the closing price of $4.0625 of the Company’s on December 29, 2000 on the Nasdaq National Market minus the exercise price of the options.

EMPLOYMENT CONTRACTS

     In February 1993, the Company entered into an employment agreement with Dr. Rakib to serve as Chief Executive Officer and Chief Financial Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice. The employment agreement provides for an annual salary as set by the Board in accordance with the payroll policies of the Company as constituted from time to time.

     In April 1996, the Company entered into an employment agreement with Mr. Picker to serve as Vice President of Engineering. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice. Mr. Picker’s employment agreement terminated on January 30, 2001 when Mr. Picker’s employment with the Company terminated.

REPORT OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION (1)

     In the fiscal year ended December 31, 2000, the Compensation Committee of the Board, which consisted of Dr. Zaki Rakib, the Company’s Chief Executive Officer and Secretary, and Non-Employee Directors Messrs. Schaepe and Stevens, met once. The Compensation Committee together with the Board was responsible for establishing the Company’s compensation programs for all employees, including executives, and administering the Company’s stock purchase and stock option plans. For executive officers, the Board evaluated performance and determined compensation policies and levels. The Board consists of Dr. Zaki Rakib, the Company’s Chief Executive Officer and Secretary, Shlomo Rakib, the Company’s President and Chief Technical Officer, and Non-Employee Directors Messrs. D’Avella, Krstajic, Schaepe, Solomon and Stevens. The entire Board participated in all compensation decisions, except that Dr. and Mr. Rakib did not participate in decisions relating to their respective compensation and the Non-Officer Option Committee acted after the hiring of each new employee or consultant or consultant to grant option to such employee or consultant.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such

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COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	The Company pays competitively compared to leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and establishes its pay parameters based on this review.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

     Philosophy Regarding Section 162(m) of the Code. Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

     The Board has determined that stock options granted under the Company’s 1997 Plan and 1999 Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation.”

     Base Salary. The Board or the Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Board or the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     Long-Term Incentives. The Company’s long-term incentive program consists of the 1995 Plan, the 1997 Plan and the 1999 Plan. The option programs utilize vesting periods (generally five years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the value of the Company’s Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the technology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests. In the fiscal year ended December 31, 2000, the Board granted stock options to particular executives that will vest over a four-year or a five-year period. These grants were intended to provide incentives to maximize stockholder value over the next several years. The Board and the Compensation Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Rakib’s base salary at the beginning of 2000 as Chief Executive Officer was $232,500. In April 2000, following the Board’s review of compensation paid by leading technology companies, the Board set Dr. Rakib’s base annual salary at $450,000, effective as of January 1, 2000. In setting this amount, the Board took into account (i) its belief that Dr. Rakib is the Chief Executive Officer of a leading technology company with significant and broad-based experience in the broadband equipment industry, (ii) the scope of Dr. Rakib’s responsibility, and (iii) the Board’s confidence in Dr. Rakib to lead the Company’s continued development.

OTHER EXECUTIVE OFFICERS’ COMPENSATION

     In April 2000, the Board established the base salary for Mr. Rakib and in June 2000, the Board established the base salary ranges for other executive officers. These base salary ranges were based on data regarding executive compensation of the Company’s competitors, including published survey information, each executive officer’s base salary for prior years, past performance, the scope of such officer’s responsibility and other information available to the Committee. In June 2000, the Committee established bonus compensation formulas for each level of upper management based on individual and Company-wide performance criteria. The Committee also awarded stock options to certain executive officers to provide additional incentives.

THE BOARD OF DIRECTORS - FISCAL 2000 Shlomo Rakib, Chairman Dr. Zaki Rakib Michael D’Avella Alek Krstajic Christopher Schaepe Lewis Solomon Mark Stevens

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In the fiscal year ended December 31, 2001, the Compensation Committee, which consisted of Dr. Zaki Rakib, the Company’s Chief Executive Officer and Secretary, and Non-Employee Directors Messrs. Schaepe and Stevens, met once to set option grant guidelines for certain new hires. In the fiscal year ended December 31, 2001, the Board participated in all compensation decisions except that Dr. and Mr. Rakib, both officers of the Company, did not participate in decisions relating to their respective compensation. The other Board members, Messrs. D’Avella, Krstajic, Schaepe, Solomon and Stevens, are not and have not been officers or employees. Each of the Company’s directors holds securities of the Company. In January 1999, the Compensation Committee created a Non-Officer Stock Option Committee of the Board, which consists of Dr. Zaki Rakib. The function of the Non-Officer Stock Option Committee is to grant options to purchase shares of common stock to eligible persons who are not officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     During the fiscal year ended December 31, 2000, Shaw purchased equipment and services from the Company which accounted for approximately $56,844,350 worth of the Company’s revenues. In April 1998, the Company issued to Shaw a warrant (“Anti-dilution Warrant”) to purchase 36,159 shares of Common Stock for an aggregate price of $1.00 per share. The Anti-dilution Warrant is exercisable from time to time when the Company issues certain new equity securities until the date upon which Shaw ceases to own shares of the Company’s Common Stock. Michael D’Avella, a director of the Company, is the Senior Vice President for Shaw.

     During the fiscal year ended December 31, 2000, Rogers purchased equipment and services from the Company which accounted for approximately $57,933,654 worth of the Company’s revenues. Mr. Krstajic, a director of the Company, is the Senior Vice President Interactive Services, Sales and Product Development for Rogers.

     The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future transactions between the Company and any of its officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board.

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows the total stockholder return of an investment of $100 in cash on August 17, 1998 for (i) the Company’s Common Stock, (ii) the Standards & Poor’s 500 Index (the “S&P 500”) and (iii) the Nasdaq Telecommunications Stock Index (the “Nasdaq Telcom”). All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

COMPARISON OF CUMMULATIVE TOTAL RETURN ON INVESTMENT

17

CERTAIN TRANSACTIONS

     During the fiscal year ended December 31, 2000, Shaw purchased equipment and services from the Company which accounted for approximately $56,844,350 worth of the Company’s revenues. In April 1998, the Company issued to Shaw the Anti-dilution Warrant to purchase 36,159 shares of Common Stock for an aggregate price of $1.00 per share. The Anti-dilution Warrant is exercisable from time to time when the Company issues certain new equity securities until the date upon which Shaw ceases to own shares of the Company’s Common Stock. As of February 20, 2001, Shaw is the beneficial owner of 6,037,159 shares of the Company’s Common Stock (8.92% of the Company’s voting securities) and Michael D’Avella, a director of the Company, is the Senior Vice President for Shaw.

     During the fiscal year ended December 31, 2000, Rogers purchased equipment and services from the Company which accounted for approximately $57,933,654 worth of the Company’s revenues. Mr. Krstajic, a director of the Company, is the Senior Vice President Interactive Services, Sales and Product Development for Rogers.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

     The Company believes that the terms of the transactions described above were no less favorable to the Company than would have been obtained from an unaffiliated third party. Any future transactions between the Company and any of its officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board.

OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Dr. Zaki Rakib Secretary

May 21, 2001

     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Corporate Secretary, Terayon Communication Systems, Inc., 2952 Bunker Hill Lane, Santa Clara, CA 95054.

APPENDIX A

TERAYON COMMUNICATION SYSTEMS, INC.AMENDED
AND RESTATED CHARTER OF THE AUDIT COMMITTEE

     The Amended and Restated Charter of the Company’s Audit Committee is as follows:

PURPOSE

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Terayon Communication Systems, Inc., a Delaware corporation (the “Company”), will be to (i) study, review and evaluate the Company’s accounting, auditing and reporting practices, including internal audit and control functions, (ii) serve as a focal point for communication between non-committee directors, the independent accountants and the Company’s management, and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

COMPOSITION

     The Committee will be comprised of two or more independent members of the Board. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY

     The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the California Corporations Code, and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

1. Make recommendations to the Board annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors.

2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate.

3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company’s financial statements, or other disclosures.

5. Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

7. Review the Company’s balance sheet, profit and loss statement and statements of cash flows and stockholders’ equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

8. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

9. Consult with the independent auditors and discuss with management the scope and quality of internal accounting and financial reporting controls in effect.

10. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

11. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS

     The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS

     Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

TERAYON COMMUNICATION SYSTEMS INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terayon Communication Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TERCOM	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERAYON COMMUNICATION SYSTEMS, INC.

Management recommends a vote for the nominees for director listed below.

Proposal 1: To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

Nominees:     01) Zaki Rakib and 02) Christopher J. Schaepe

For All 	Withhold All 	For All Except 	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s number on the line below. ———————————————————

Management recommends a vote for Proposal 2.

Proposal 2: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

For 	Against 	Abstain 

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TERAYON COMMUNICATION SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2001

The undersigned hereby appoints Zaki Rakib and Ed Lopez, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Terayon Communication Systems, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Westin Hotel located at 5101 Great America Parkway, Santa Clara, California on Wednesday, June 20, 2001 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.